Exhibit 10.2

AMENDMENT NO. 1 TO THE STOCK PURCHASE AGREEMENT

THIS AMENDMENT NO.1 TO THE STOCK PURCHASE AGREEMENT, dated this 25th day of April, 2011 (this “Amendment”), is made by and among Minera Kata S.A., a corporation (sociedad anonima) organized under the laws of the Republic of Panama (as “Seller”) and South American Gold Corp., a corporation incorporated under the laws of the State of Nevada, United States of America (as “Buyer”).

RECITALS

WHEREAS, Buyer and Seller are parties to that certain Stock Purchase Agreement, dated February 25, 2011 (the “Agreement”), relating to the sale of shares in Kata Enterprises Inc., a corporation organized under the laws of the Republic of Panama (the “Company”); and

WHEREAS, the Parties desire to amend certain terms of the Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree and intend to be legally bound as follows:

Section 1.       Capitalized Terms.

Capitalized terms not otherwise defined herein have the meanings set forth in the Agreement.

Section 2.        Amendments.

A.           Section 2.1 of the Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:

“SECTION 2.1                                Purchase and Sale of Stock and Purchase Price.

Subject to the terms and conditions of this Agreement, Buyer agrees to purchase from Seller, and Seller agrees to sell to Buyer the 25% Stake, free and clear of any Liens.

a)       Consideration at Closing.  As consideration for the 25% Stake, Buyer, at the Closing, shall pay to Seller, in cash, by wire transfer of immediately available funds an amount equal to FIVE HUNDRED THOUSAND DOLLARS OF THE UNITED STATES OF AMERICA (US$500,000) (the “Cash Consideration”).

b)       Intentionally Omitted.

The Cash Consideration will also be referred to as “Purchase Price” in this Agreement.”

B.        Section 2.4 of the Agreement is hereby amended and deleted in its entirely, and marked “Intentionally Omitted.”

C.           Section 3.1 of the Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:

“SECTION 3.1        Buyer’s Purchase Option.

From and after the Closing Date, Seller hereby grants to Buyer an option to purchase all or any part of the remaining seventy-five (75) shares of the Company, representing seventy-five percent (75%) of the remaining issued and outstanding shares of the Company (the “Option Stakes”), and Buyer hereby accepts the right, but undertakes no obligation, to buy the Option Stakes from Seller, in the following manner:

a)       Buyer may exercise its option to increase its ownership interest in the Company from a 25% Stake to a 50% Stake (the “50% Stake”) through the purchase of an additional twenty-five (25) shares of the Company, representing twenty-five percent (25%) of the issued and outstanding shares of the Company, on or before six (6) months following the Closing Date or until five (5) business days following Buyer’s receipt of written notice that the Registration was duly performed, whichever is later, but in any event not later than March 2, 2012 (the “First Option Period”), by fulfilling the following conditions:

i.
paying Seller FOUR HUNDRED FIFTY THOUSAND DOLLARS OF THE UNITED STATES OF AMERICA (US$450,000) in cash on or before five (5) business days following Buyer’s receipt of written notice that the Registration was duly performed;

ii.
paying Seller ONE MILLION DOLLARS OF THE UNITED STATES OF AMERICA (US$1,000,000) in cash on or before sixty (60) days following Buyer’s receipt of written notice that the Registration was duly performed or twelve (12) months following the Closing Date, whichever is earlier; and

iii.	issuing to Seller TWO MILLION (2,000,000) ISSUED AND OUTSTANDING SHARES of Buyer’s common stock, free and clear of any Liens.

b)       Buyer may exercise its option to increase its ownership interest in the Company from a 50% Stake to a 75% Stake (the “75% Stake”) through the purchase of an additional twenty-five (25) shares, representing twenty-five percent (25%) of the issued and outstanding shares of the Company, on or before thirteen (13) months following the Closing Date (the “Second Option Period”), by fulfilling the following conditions:

i.	exercise of the option to acquire the 50% Stake in full compliance with Section 3.1(a);
ii.	paying Seller ONE MILLION DOLLARS OF THE UNITED STATES OF AMERICA (US$1,000,000) in cash;

iii.	issuing to Seller ONE MILLION (1,000,000) ISSUED AND OUTSTANDING SHARES of Buyer’s common stock, free and clear of any Liens.

c)       Buyer may exercise its option to increase its ownership interest in the Company from a 75% Stake to a 100% Stake (the “100% Stake”) through the purchase of an additional twenty-five (25) shares, representing twenty-five percent (25%) of the issued and outstanding shares of the Company, on or before eighteen (18) months following the Closing Date (the “Third Option Period” and collectively, the First Option Period, the Second Option Period, and the Third Option Period are referred to as the “Option Periods”), by fulfilling the following conditions:

i.	exercise of the option to acquire the 75% Stake in full compliance with Section 3.1(b);
ii.	paying Seller ONE MILLION DOLLARS OF THE UNITED STATES OF AMERICA (US$1,000,000) in cash; and
iii.	issuing to Seller ONE MILLION (1,000,000) ISSUED AND OUTSTANDING SHARES of Buyer’s common stock, free and clear of any Liens.”

D.           Appendix A of the Agreement is hereby amended by deleting the definition of “Additional Cash Consideration.”

Section 3.            Consideration at Signing of this Amendment.

a)           Consideration. On the date hereof, as consideration for executing this Amendment, Buyer shall pay to Seller, in cash, by wire transfer of immediately available funds an amount equal to FIFTY THOUSAND DOLLARS OF THE UNITED STATES OF AMERICA (US$50,000);  and

b)           Delivery of 25% Stake to Buyer. On the date hereof, as consideration for executing this Amendment, Seller shall deliver to Buyer (i) share certificates representing the 25% Stake, free and clear of all Liens, duly endorsed to Buyer or accompanied by duly executed share transfer deeds or stock powers in blank, in proper form and reasonably satisfactory to Buyer, for transfer with all signatures properly guaranteed; (ii) to the extent required by the applicable law, in order to perform the sale and transfer of the 25% Stake, Seller will make or cause to be made the appropriate notations and entries in the stock or shareholder registry books of the Company; and (iii) Seller will comply with all necessary formalities and applicable laws necessary to perform the sale and transfer of the 25% Stake to Buyer.

Section 4.             Acknowledgment and Survival.

Except as specifically provided above, the Agreement shall remain in full force and effect without change. If any conflict exists between the provisions in this Amendment and the Agreement, then this Amendment controls.  The Agreement, including this Amendment, constitutes the entire agreement of the parties hereto with respect to the subject matter of the Amendment, and contains all of the covenants and agreements of the parties hereto with respect thereto.  This Amendment may not be altered, changed or amended except by an instrument in writing signed by all parties hereto.

Section 5.             Counterparts; Incorporation of Recitals.

This Amendment may be executed in any number of counterparts, and counterparts by facsimile or electronic mail, each of which shall be deemed an original, but all such counterparts shall constitute one and the same agreement.  The recitals set forth above are true, correct, contractual in nature (and not merely recitals) and are hereby incorporated into this Amendment by this reference.

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IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as of the day and year first above written.

SOUTH AMERICAN GOLD CORP.

/s/          Raymond De Motte
Name:   Raymond De Motte
Title:     President and CEO

MINERA KATA S.A.

/s/         Luis A. Davis
Name:  Luis A. Davis
Title:    President